Exhibit 99.3
Alsius Corporation Announces the Closing of the Merger Between
Ithaka Acquisition Corp. and Alsius Corporation
Miami, FL; June 22, 2007 — Ithaka Acquisition Corp. (OTCBB: ITHKU.OB, ITHK.OB, ITHKW.OB) and Alsius Corporation, the maker of the proprietary CoolGard System to precisely control patient temperatures in hospital critical care settings, announced today the closing of the merger of the two companies.
Under the terms of the merger, Alsius is the surviving corporation in a merger with a wholly-owned subsidiary of Ithaka and has changed its name to Alsius Medical Corporation. Ithaka has changed its name to Alsius Corporation and will operate through its subsidiary Alsius Medical Corporation.
Warrants and units of Ithaka will continue trading on the Over-The-Counter Bulletin Board under the symbols OTCBB: ITHKU.OB, ITHK.OB, ITHKW.OB. The Company has applied for listing on the Nasdaq Stock Market and hopes to be listed as soon as possible following the closing.
Alsius Corporation was advised by Leerink Swann & Company.
About Alsius
Alsius, headquartered in Irvine, CA is a commercial-stage medical device company that develops, manufactures and sells proprietary products to precisely control patient temperature in hospital critical care settings. Controlling body temperature, through cooling and warming, is becoming the standard of care for patients in select critical conditions and those undergoing a variety of surgical procedures. Alsius markets a comprehensive suite of catheter-based intravascular temperature management products that address the largely unmet clinical need for effective, accurate, easy-to-use and cost-effective control of body temperature in critical care patients.
Alsius’s products consist of the CoolGard system and three families of single-use catheters. The CoolGard system is a computer-controlled temperature regulation system that circulates cool or warm saline in a closed-loop circuit through balloons that surround the catheters. Alsius’s catheters are inserted into a major vein through a patient’s neck or groin and achieve rapid and precise temperature management through contact with the patient’s blood flow. Unlike conventional external temperature management products, such as cooling and warming blankets and ice packs, Alsius’s intravascular products cool and warm the patient from the inside out, thereby more effectively managing body temperature and allowing caregivers easier access to administer patient care. For more information on Alsius, please visit www.alsius.com.
About Ithaka Acquisition Corp.
Ithaka was formed as a blank check company organized as a corporation under the laws of the State of Delaware on April 4, 2005 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in healthcare. On August 23, 2005, it consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $48,323,000, including proceeds from the exercise of the underwriters ’ over-allotment option. Approximately $46,997,978 of the net proceeds of the initial public offering were placed in a trust account upon consummation of the initial public offering. Such funds, with the interest earned thereon, will be released to Ithaka upon consummation of the merger, less any amount payable to Ithaka’s stockholders who properly exercise their conversion rights.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Alsius’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “ would,” “should,” “could,” “may” and similar expressions. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.
For additional information, please contact:
Alsius Corporation
Brett L. Scott, 949 453-0150
Chief Financial Officer